Exhibit 10.7

INCENTIVE OPTION AGREEMENT

BETWEEN

LAI, YIN LING

AND

Individual Listed in Schedule A

   Date: March 24, 2010

          THIS INCENTIVE OPTION AGREEMENT (this “Agreement”) is made on March 24, 2010 by and between LAI, YIN LING, a Hong Kong passport holder (the “Grantor”), and the individual listed in Schedule A (the “Grantee”).

          The Grantor and the Grantee are collectively referred to as the “Parties” and each of them as a “Party”.

          Whereas, the Grantor is the sole shareholder of Well Asia Group Limited (the “Company”), a British Virgin Islands company;

          Whereas, the Grantee is to have a substantial role in the growth of business of the Company and its subsidiaries, the Grantor has agreed to grant to the Grantee, and the Grantee has agreed to accept from the Grantor, an incentive option (the “Option”) to purchase certain number of ordinary shares of the Company (the “Option Shares”) as set forth in Schedule A to this Agreement.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1.	Defined Terms : In this Agreement (including the Recitals and the Schedules), unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Business Day” means a day (other than Saturdays, Sundays and public holidays) on which banks are generally open for business in China;

“China” or “PRC” means the People’s Republic of China;

“Completion Date” means the date falling seven (7) Business Days after the service of the Exercise Notice by the Grantee on the Grantor;

“Completion” means the completion of the sale to and purchase by the Grantee of the Option Shares under this Agreement;

“Distributions” means any cash proceeds arising from or in respect of, or in exchange for, or accruing to or in consequence of the Option Shares from the Effective Date to the Completion Date, including without limitation the Dividends.

“Dividends” means the dividends declared by the Company and accrued in respect of the Option Shares (whether or not such dividends shall have been paid and received by the Grantee);

“Effective Date” means the date of Share Exchange;

“Exercise” means the exercise by the Grantee or his Nominee(s) of the Option pursuant to the terms of this Agreement;

“Exercise Notice” means the notice substantially in the form set out in Part I of Schedule B;

“Exercise Price” means the exercise price to be paid by the Grantee (or his Nominee(s), as the case may be) to the Grantor in respect of the Option Shares issued to such Grantee as set forth opposite his name in Schedule A;

“Nominee” means such person nominated by a Grantee in the Transfer Notice to be the transferee of the Option or Option Shares;

“Option Effective Date” has the meaning ascribed to it in Clause 2.3;

“RMB” means the lawful currency of China;

“Transfer Notice” means the notice substantially in the form set out in Part II of Schedule B;

“US$” or “United States Dollar” means the lawful currency of the United States of America.

1.2.	Interpretation: Except to the extent that the context requires otherwise:

1.2.1	words denoting the singular shall include the plural and vice versa; words denoting any gender shall include all genders; words denoting persons shall include firms and corporations and vice versa;

1.2.2
any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced;

1.2.3	the words “written” and “in writing” include any means of visible reproduction;

1.2.4	any reference to “Clauses”, “Recitals” and “Schedules” are to be construed as references to clauses and recitals of, and schedules to, this Agreement; and

1.2.5	any reference to a time of day is a reference to China time unless provided otherwise.

1.3.	Headings: The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2.	OPTION

2.1.
Option: The Grantor hereby irrevocably and unconditionally grants to the Grantee an Option for such Grantee to acquire from the Grantor, at the Exercise Price, at any time during the Exercise Period (defined below), to the extent that the Option has vested, any or all of the Option Shares set forth opposite his/her name in Schedule A hereto, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights attaching thereto on the Completion Date.

2.2.	Vesting Schedule: Subject to the terms and conditions hereto, the Option may be exercised, in whole or in part, in accordance with the following schedule:

34% of the Option Shares subject to the Option shall vest and become exercisable on December 31, 2010; 33% of the Option Shares subject to the Option shall vest and become exercisable on December 31, 2011 and 33% of the Option Shares subject to the Option shall vest and become exercisable on December 31, 2012.

2.3.
Exercise Period: The Option shall vest and become effective and exercisable at the times commencing on the dates set forth in Section 2.2 (the “Option Effective Date”) and shall expire five years from the date of the Option. The Option may be exercised by the Grantee (or his Nominee on behalf of the Grantee), to the extent that the Option shall have vested, and only to that extent, at any time prior to five years from the date of this Option (“Exercise Period”)

2.4.
Nominees: The Grantee may, at any time during the Exercise Period, at his sole discretion, nominate one or more person(s) (each a “Nominee”) to be the transferee(s) of whole or part of the shares subject to his Option, who shall hold and/or exercise the transferred Option on behalf of the Grantee.

2.5.	Exercise Notice: The Option may be exercised by the Grantee or his Nominee(s), in whole or in part, at any time during the Exercise Period, by serving an Exercise Notice on the Grantor.

2.6.
Exercise: The Grantor agrees that he shall, upon receipt of the Exercise Notice, transfer to the Grantee (or his/her Nominee(s), as the case may be) any and all of the Option Shares specified in the Exercise Notice, free from all claims, liens, charges, pledges, mortgages, trust, equities and other encumbrances, and with all rights now or hereafter attaching thereto.

2.7.	Transfer Notice: In case that a Grantee transfers any or all of his/her Option to one or more Nominee(s) in accordance with Clause 2.4 above, the Grantee shall serve a Transfer Notice on the Grantor.

2.8.
Transfer to Nominees: The Grantor agrees that he shall, upon receipt of the Transfer Notice, take all actions necessary to allow the Nominee(s) to be entitled to any or all of Option Shares specified in the Transfer Notice.

Upon exercise by any Nominee(s) of the transferred Option on behalf of the Grantee, the Grantee shall serve the Exercise Notice on the Grantor in his own name for the exercising Nominee(s). Upon receipt of such Exercise Option, the Grantor shall issue to such Nominee(s) any and all of the relevant Option Shares in the same manner as specified in Clause 2.6.

2.9.	Payment of Exercise Price: Upon Exercise of the Option in whole or in part, the Grantee (or his Nominee(s), as the case may be) shall pay the Exercise Price to the Grantor.

2.10.
The Grantor’s Obligation upon Exercise: The Grantor agrees that upon the Exercise of any Option by the Grantee (or his Nominee(s)), he shall cause and procure the number of Option Shares provided in the Exercise Notice to be transferred to the Grantee (or his Nominee(s)) within seven (7) Business Days after the date of the Exercise Notice.

3.	INFORMATION, DISTRIBUTIONS AND ADJUSTMENTS

3.1.
Information: The Grantee shall be entitled to request from the Grantor at any time before the Completion, a copy of any information received from the Grantor which may be in the possession of the Grantor and, upon such request, the Grantor shall provide such information to the Grantee.

3.2.
Distributions: The Grantor agrees that the Grantee shall be entitled to all the Distributions in respect of his Option Shares. In the event that any such Distributions have been received by the Grantor for any reason, the Grantor shall cause the existing shareholder at the request of the Grantee to pay an amount equivalent to the Distributions received to the Grantee.

3.3.
Adjustments: If, prior to the Completion, the Company shall effect any adjustment in its share capital (such as share split, share dividend, share combination or other similar acts), then the number of Option Shares and the Exercise Price shall be adjusted accordingly to take into account such adjustment.

4.	COMPLETION

4.1.
Time and Venue: Completion of the sale and purchase of the Option Shares pursuant to the Exercise shall take place at such place decided by the Grantee on the Completion Date and reasonably acceptable to the Grantor. The parties agree that Hong Kong is a reasonable place for the completion of the sale.

4.2.	Business at Completion: At Completion of each Exercise, all (but not part only) of the following shall be transacted:

4.2.1	the exercising Grantee shall pay the Exercise Price to the Grantor by wire transfer or such other method as shall be reasonably acceptable to Grantor;

4.2.2
the Grantor shall, and to the extent that any action on the part of other shareholders or the directors is required, procure the then existing shareholders and directors of the Company to, within seven (7) Business Days after the date of Exercise Notice, deliver to the exercising Grantee (or his Nominee(s), same below) the following documents and take all corporate actions necessary to give effect to such delivery:

(a)	a share certificate or share certificates in respect of the number of the Option Shares exercised by the Grantee;

(b)	a certified true copy of the register of members of the Company updated to show the entry of the Grantee as the holder of the Option Shares so exercised; and

(c)	any other documents as the Grantee may reasonably believe necessary to give effect to the transfer of the exercised Option Shares.

5.	CONFIDENTIALITY

The transaction contemplated hereunder and any information exchanged between the Parties pursuant to this Agreement will be held in complete and strict confidence by the concerned Parties and their respective advisors, and will not be disclosed to any person except: (i) to the Parties’ respective officers, directors, employees, agents, representatives, advisors, counsel and consultants that reasonably require such information and who agree to comply with the obligation of non-disclosure pursuant to this Agreement; (ii) with the express prior written consent of the other Party; or (iii) as may be required to comply with any applicable law, order, regulation or ruling, or an order, request or direction of a government agency; provided, however, that the foregoing shall not apply to information that: (1) was known to the receiving Party prior to its first receipt from the other Party; (2) becomes a matter of public knowledge without the fault of the receiving Party; or (3) is lawfully received by the Party from a third person with no restrictions on its further dissemination.

6.	GRANTOR’S UNDERTAKINGS

Without the prior written consent of Grantees, the Grantor shall not and shall procure the Company not to, (i) issue or create any new shares, equity, registered capital, ownership interest, or equity-linked securities, or any options or warrants that are directly convertible into, or exercisable or exchangeable for, shares, equity, registered capital, ownership interest, or equity-linked securities of the Company, or other similar equivalent arrangements, (ii) alter the shareholding structure of the Company (other than as a result of the transfer of existing shares pursuant to this agreement), (iii) cancel or otherwise alter the Option Shares, (iv) amend the register of members or the memorandum and articles of association of the Company, (v) liquidate or wind up the Company, or (vi) act or omit to act in such a way that would be detrimental to the interest of the Grantees in the Option Shares. The Grantor shall disclose to the Grantees true copies of all the financial, legal and commercial documents of the Company and the resolutions of the shareholders and the board of directors.

7.	MISCELLANEOUS

7.1.
Indulgence, Waiver Etc: No failure on the part of any Party to exercise and no delay on the part of such Party in exercising any right hereunder will operate as a release or waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise of it or any other right or remedy.

7.2.
Effective Date and Continuing Effect of Agreement: This Agreement shall take effect from the Effective Date. All provisions of this Agreement shall not, so far as they have not been performed at Completion, be in any respect extinguished or affected by Completion or by any other event or matter whatsoever and shall continue in full force and effect so far as they are capable of being performed or observed, except in respect of those matters then already performed.

7.3.
Successors and Assigns: This Agreement shall be binding on and shall ensure for the benefit of each of the Parties’ successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

7.4.
Further Assurance: At any time after the date of this Agreement, each of the Parties shall, and shall use its best endeavors to procure that any necessary third party shall, execute such documents and do such acts and things as any other Party may reasonably require for the purpose of giving to such other Party the full benefit of all the provisions of this Agreement.

7.5.
Remedies: No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any Party shall not constitute a waiver by such Party of the right to pursue any other available remedies.

7.6.
Severability of Provisions: If any provision of this Agreement is held to be illegal, invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, continue to be valid as to its other provisions and the remainder of the affected provision; and the legality, validity and enforceability of such provision in any other jurisdiction shall be unaffected.

7.7.	Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the British Virgin Islands.

7.8.
Dispute Resolution: In the event of any dispute, claim or difference (the “Dispute”) between any Parties arising out of or in connection with this Agreement, the Dispute shall be resolved in accordance with the following:

(a)
Negotiation between Parties; Mediations. The Parties agree to negotiate in good faith to resolve any Dispute. If the negotiations do not resolve the Dispute to the reasonable satisfaction of all parties within thirty (30) days, subsection (b) below shall apply.

(b)
Arbitration. In the event the Parties are unable to settle a Dispute in accordance with subsection (a) above, such Dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English.

7.9.
Counterparts: This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any Party hereto may enter into this Agreement by signing any such counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

The Grantor

By: /s/ Lai Yin Ling
Name: LAI, YIN LING,

IN WITNESS WHEREOF the Parties hereto have executed this Agreement on the date first above written.

The Grantees

By: /s/ YE, Xiaoling
Name: YE, Xiaoling

SCHEDULE A

Grantee and Option Shares

Grantee	ID Card/Passport Number	Number of Option Shares	Exercise Price

YE, Xiaoling	440622197403314341	10,000	0.01 USD per share

SCHEDULE B
B

Part I

Form of Exercise Notice

To : LAI, YIN LING (the “Grantor”) and Board of Directors of Well Asia Group Limited From: YE, Xiaoling (the “Grantee”)

          We refer to the Incentive Option Agreement (the “Option Agreement”) dated March 24, 2010 made between the Grantee and the Grantor. Terms defined in the Option Agreement shall have the same meanings as used herein.

          We hereby give you notice that we require you to sell to us / [Nominees’ names] in accordance with the terms and conditions of the Option Agreement, the following Option Shares at the Exercise Price set out below, subject to the terms and conditions set out in the Option Agreement. Completion shall take place at [] on [] at the office of

Grantee	Option Shares	Exercise Price

YE. Xiaoling		0.01 USD

Dated [ ]

Yours faithfully

By: /s/ :*YE, Xiaoling
Name: *YE, Xiaoling
Title: Director

Party II

Form of Transfer Notice

To : LAI, YIN LING (the “Grantor”) and Board of Directors of Well Asia Group Limited

From: YE, Xiaoling (the “Grantee”)

          We refer to the Incentive Option Agreement (the “Option Agreement”) dated March 24, 2010 made between the Grantee and the Grantor. Terms defined in the Option Agreement shall have the same meanings as used herein.

          We hereby give you notice that we will transfer to [Nominees’ names] the following portion of the Option, expressed in terms of the number of Option Shares represented by the portion of the Option transferred in accordance with the terms and conditions of the Option Agreement,.

Grantee	Nominees	Option Shares Represented

YE. Xiaoling

Dated [ ]

Yours faithfully

By: /s/ :YE, Xiaoling
Name: YE, Xiaoling
Title: Director